September 9, 1999

Consoltex Group Inc.
8555 route Transcanadienne
Saint-Laurent, Quebec
H4S 1Z6
Canada

Attention: Richard H. Willett, Chairman of the Board,
          President and Chief Executive Officer

Dear Sirs:

     This letter agreement, including all schedules hereto, (the "Agreement") sets out the terms and conditions upon which AIP/CGI NB Acquisition Corp., a corporation incorporated under the laws of New Brunswick (the "Offeror"), will make an offer (the "Offer"), on substantially the terms and conditions summarized in Schedule A forming part of this Agreement, to purchase all of the issued and outstanding subordinate voting shares (including any subordinate voting shares which may become outstanding pursuant to the exercise of outstanding options to acquire subordinate voting shares) (the "SV Shares") of Consoltex Group Inc. (the "Company"). The term "Offer" shall include any amendments to, or extensions of, the Offer made in accordance with the terms of this Agreement, including, without limitation, removing or waiving any condition or extending the date by which SV Shares may be deposited. The Offeror has, concurrently with the execution of this Agreement, entered into a lock-up agreement with Clairvest Group Inc. ("CGI"), a holder of the SV Shares (the "Lock-Up Agreement"), a shareholders agreement with the Company, Les Gantiers Holding B.V., the sole holder of the multiple voting shares (the "MV Shares") of the Company, Les Gantiers Limited and The Big Sky Trust (the "Stockholders Agreement"), a loan purchase agreement with Les Gantiers Holding B.V., Les Gantiers Limited, Richard Willett, the Company and CGI (the "Loan Purchase Agreement"), a guaranty of American Industrial Partners Capital Fund II L.P. in favour of the Company and an option agreement with the Company pursuant to which the Offeror has been granted the option to purchase SV Shares (the "Option Agreement"). This Agreement also sets out the terms and conditions of the agreement by the Company, among other things, to recommend that the holders of the SV Shares accept the Offer and not to solicit expressions of interest for, or assist or encourage competing offers for, the SV Shares or the MV Shares.

     All references to dollar amounts in this Agreement are to Canadian dollars, unless otherwise stated. The definitions for the capitalized terms used and not otherwise defined in the body of this Agreement are set out in Schedule B hereto.

1.   COVENANTS OF THE  OFFEROR.   Upon  execution  of  this  Agreement, the
Offeror will:

     (a) as soon as practicable, and in any event not later than September 24, 1999, make a take-over bid (the date of such bid, the "Proposed Offer Date") to purchase 100% of the SV Shares issued and outstanding as of such date, on substantially the terms and conditions summarized in Schedule A forming part of this Agreement;

     (b) subject to the satisfaction of the terms and conditions of the Offer, take-up and pay for SV Shares tendered under the Offer in accordance with Canadian securities laws and United States securities laws, if applicable; and

     (c) upon the last take-up and payment of SV Shares under the Offer, proceed expeditiously with a compulsory acquisition transaction whereby holders of SV Shares will receive cash consideration per Share at least equal to the consideration payable pursuant to the Offer.

     The Offeror will mail the Offer and accompanying take-over bid circular (such circular, together with the Offer, being referred to herein as the "Bid Circular") in accordance with applicable laws to each holder of SV Shares (a "Shareholder") as soon as reasonably practicable and not later than 11:59 p.m. (Toronto time) on September 24, 1999 (such time on such date being referred to herein as the "Latest Mailing Time"); provided, however, that if the mailing of the Offer is delayed by (i) an injunction or order made by a Governmental Entity of competent jurisdiction or (ii) the Offeror not having obtained any regulatory waiver, consent or approval which is necessary to permit it to mail the Offer then, provided that such injunction or order is being contested or appealed or such regulatory waiver, consent or approval is being actively sought, as applicable, the Latest Mailing Time shall be extended for a period ending on the fifth business day following the date on which such injunction or order ceases to be in effect or such waiver, consent or approval is obtained, as applicable, provided however that if such event has not occurred by November 30, 1999 this Agreement will terminate.

     The Company and its financial and legal advisors shall be given a reasonable opportunity to review the Bid Circular prior to it being mailed to holders of record of SV Shares and filed with applicable securities regulatory authorities. The Offeror shall provide each registered holder of SV Shares and the company with a final copy of the Bid Circular to be mailed to all registered holders of SV Shares. The Offeror shall file the Bid Circular on a timely basis with the appropriate securities commissions and other required Entities. The Bid Circular, when filed with the appropriate securities commissions and other required Governmental Entities, shall contain all information which is required to be included therein in accordance with applicable Laws, including, without limitation, the CBCA and the Securities Act (and all rules, regulations, published policies and notices thereunder) and shall comply in all material respects with the requirements of applicable Law. The Bid Circular and all information to be supplied by the Offeror for inclusion in the Director's Circular (as defined in section 3) and any amendments or supplements thereto, at the time filed with applicable securities regulatory authorities or first published, sent or given to Shareholders, as the case may be, shall not contain any misrepresentation (as defined in the Securities Act) or contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading. The Offeror shall comply with all Laws of the Province of Quebec relating to the use of the French language in connection with the Bid Circular to be delivered to the registered holders of SV Shares. The terms of the Offer as set out in the Bid Circular shall comply with the terms of this Agreement. The Offeror agrees to correct promptly any information in the Bid Circular that shall have become false or misleading in any material respect.

     The Offer will be made in accordance with applicable Laws and shall be open for acceptance for an initial period of 21 calendar days. The Offer shall not expire or be withdrawn and shall be extended for successive 10 day periods until the earlier of (i) 75 days after the date of the Offer, and (ii) the date which is 10 days after the Offeror has publicly announced that the conditions set out in sections 3(b), (c) and (l) of Schedule A have been satisfied or waived, and may be extended from time to time at the option of the Offeror as permitted in Schedule A. The final date of expiry of the Offer in accordance with the foregoing is herein referred to as the "Expiry Time". Subject to the terms and conditions hereof, the Offeror shall use all reasonable efforts to consummate the Offer including (i) making timely filings to satisfy the conditions set out in sections 3(b) and (c) of Schedule A hereto, and (ii) retaining a Canadian dealer manager to solicit tenders to the Offer. Any and all filing fees required to be paid in connection with the premerger notification pursuant to the HSR Act shall be borne and paid by the Company.

     The Offeror will permit any Shareholder to deposit SV Shares through the deposit (the "Holdco Alternative") of all of the issued and outstanding shares (the "Holdco Shares") of any single-purpose holding company, constituted or continued under the laws of Canada or any province of Canada on or after 1992, which has not carried on any activity or business of any nature whatsoever (other than the acquisition and holding of SV Shares) which is a resident of Canada for purposes of the INCOME TAX ACT (Canada), which holds SV Shares as capital property and which has no liabilities (a "Special Holdco"), provided that all of the following terms and conditions are satisfied:

     (a) The Shareholder provides the Offeror with a certified copy of the Special Holdco's articles or constating documents;

     (b) The Shareholder advises the Offeror in writing, with a copy to the depository under the Offer, on or before 5:00 p.m. not later than 10 Business Days after the date of the Offer, that it wishes to take advantage of the Holdco Alternative;

     (c) The Shareholder properly completes and duly signs the letter of transmittal (in a form to be provided by the Offeror) in respect of its Holdco Shares and deposits the letter of transmittal together with the certificates representing the Holdco Shares and the SV Shares held by the Special Holdco, with the depository prior to the Expiry Time;

     (d) The Shareholder enters into a Share Purchase Agreement (a "Share Purchase Agreement") with the Offeror in the form attached hereto as Schedule D not later than 10 Business Days after the date of the Offer;

     (e)  The Special  Holdco  will  not declare or pay any dividends other
          than  stock  dividends  or  make   any   other   redemptions   or
          distributions other than stock dividends;

     (f) Where the Shareholder is a non-resident of Canada for purposes of the INCOME TAX ACT (Canada), the Shareholder provides to the
          Offeror:

          (i) evidence sufficient that the Special Holdco has withheld and remitted, on a timely basis, the amount required to be withheld and remitted pursuant to Part XIII of the INCOME TAX ACT (Canada) prior to the acquisition of the Holdco Shares by the Offeror; and

          (ii) a certificate under section 116 of the INCOME TAX ACT (Canada) (and, where applicable, the equivalent certificate under section 1098 of the TAXATION ACT (Quebec)) in form and substance satisfactory to the Offeror; and

     (g) Where there is more than one Shareholder in a Special Holdco, all such Shareholders shall elect to avail themselves of the Holdco Alternative with respect to all their Holdco Shares;

2. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE OFFEROR. Notwithstanding the foregoing, the obligations of the Offeror to make the Offer shall be subject to the satisfaction, on the Proposed Offer Date, of each of the following conditions precedent:

          (i)  each  of  the conditions set forth in paragraphs (d) through
               (k) of section 3 of Schedule A hereto shall have been satisfied; and

          (ii) the Offeror shall have received a certificate of the Company addressed to the Offeror and dated the Proposed Offer Date, signed on behalf of the Company by two senior executive officers of the Company, confirming the condition set forth in paragraph (e) of section 3 of Schedule A hereto as at the Proposed Offer Date.

     The foregoing conditions precedent are for the sole benefit of the Offeror and may be waived by the Offeror in whole or in part at any time or from time to time.

3. DIRECTORS' CIRCULAR. The Company hereby approves of and consents to the Offer and to the inclusion in the Bid Circular of reference to the determinations, approvals and recommendations of the Company's board of directors (the "Board") and of Salomon Smith Barney Canada Inc. referred to in sections 6(cc) and (dd) hereof. The Company agrees to prepare and file in accordance with all applicable Laws and make available for mailing, concurrently and together with the Bid Circular, sufficient copies of a directors' circular meeting the requirements of Canadian securities laws, in both the English and French languages as circumstances may require, and a Schedule 14D-1F meeting the requirements of U.S. securities laws relating to the Offer (collectively, the "Directors' Circular"). Prior to the final approval of the Directors' Circular by the Board, the Company shall provide the Offeror with a reasonable opportunity to review and comment on the form of the Directors' Circular, the Offeror recognizing that whether any such comments are appropriate will be determined by the Board, acting reasonably. The Company agrees to provide the Offeror and its counsel in writing with any comments that the Company receives from the applicable securities regulatory authorities in Canada or the U.S. on the Directors' Circular or in connection with the Offer. The Directors' Circular and all information supplied by the Company for inclusion in the Bid Circular and any amendments or supplements thereto, at the time filed with applicable securities regulatory authorities or first published, sent or given to Shareholders, as the case may be, shall not contain any misrepresentation (as defined in the Securities Act) or contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4. MUTUAL COVENANTS. Each of the parties covenants and agrees that, except as contemplated in this Agreement, between the date hereof and the Expiry Time or the day on which this Agreement is terminated, whichever is earlier:

     (a) it shall use its reasonable efforts to comply promptly with all requirements which applicable Laws may impose on it or, in the case of the Company, its subsidiaries, with respect to the transactions contemplated by this Agreement;

     (b) it shall use its reasonable best efforts, and, in the case of the Company, shall cause its subsidiaries to use their reasonable best efforts, to perform all obligations required or desirable to be performed by it or, in the case of the Company, any of its subsidiaries under this Agreement, it shall not take any action or shall refrain from taking any action that would be inconsistent with this Agreement or which would reasonably be expected to significantly impede the consummation of the transactions contemplated in this Agreement, and it shall do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated in this Agreement and, without limiting the generality of the foregoing, it shall and where appropriate, in the case of the Company, cause its subsidiaries to:

          (i)  apply   for  and  use  reasonable  efforts  to  obtain   all
               Appropriate Regulatory Approvals relating to it or, in the case of the Company, any of its subsidiaries;

          (ii) defend all lawsuits or other legal, regulatory or other proceedings challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;

          (iii) use reasonable commercial efforts to have lifted or rescinded any injunction or restraining order or other order which may adversely affect the ability of the parties to consummate the transactions contemplated hereby;

          (iv) effect all necessary registrations, filings and submissions of information required by Governmental Entities from the parties or any of their subsidiaries;

          (v) cooperate with the other parties to this Agreement in connection with the performance by them of their obligations hereunder;

          (vi) subject to applicable Laws, make and cooperate in the making of all filings and applications and submissions of information under all Laws which are applicable in connection with the transactions contemplated herein and take all reasonable actions in connection therewith, including without limitation, in connection with the Appropriate Regulatory Approvals and by participating and appearing in any proceedings of either party before Governmental Entities, and use reasonable best efforts to coordinate the parties' discussions with and responses to all Governmental Entities where both parties are seeking to obtain material approvals or make material filings; and

     (c) it shall have performed and satisfied, in all material respects, all covenants and agreements required by this Agreement to be performed or satisfied by it prior to the Expiry Time.

5. COVENANTS OF THE COMPANY. The Company hereby covenants that from the date hereof, until the earlier of: (i) the Offeror having taken up and paid for SV Shares deposited under the Offer or withdrawn the Offer; or (ii) this Agreement having been terminated pursuant to section 14 hereof:

     (a) it shall and shall cause each of its subsidiaries to, conduct its and their respective businesses only in, and not take any action except in, the ordinary and usual course of business, consistent with past practice;

     (b) it shall not, without the prior written consent of the Offeror (which consent shall not be unreasonably withheld), directly or indirectly, do or permit to occur any of the following:

          (i) allot, reserve, set aside or issue, authorize or propose the allotment, reservation, setting aside or issuance of any shares in its capital stock or of any subsidiary thereof or any class or securities convertible or exchangeable into, or rights, warrants or options to acquire, any such shares or other convertible or exchangeable securities, except pursuant to the exercise (but not the granting) of stock options or currently outstanding rights under existing compensation-related share issuance plans other than pursuant to the Option Agreement;

          (ii) amend or propose to amend its articles or by-laws;

          (iii)  fail to pay any fee to maintain the registrations  of  the
               Intellectual   Property   of  the  Company  or  any  of  its
               subsidiaries;

          (iv) split, combine or reclassify any outstanding shares or declare, set aside or pay any dividends on or make any other distributions on or in respect of its outstanding shares;

          (v) redeem, purchase or offer to purchase any of its shares or any shares or other securities convertible into or exchangeable for SV Shares or MV Shares, unless otherwise permitted or required by the terms of such securities;

          (vi) authorize or propose, or enter into any agreement, arrangement or understanding (or permit any subsidiary to do so) with respect to (A) any acquisition of businesses, assets or securities the value of the consideration for which (including assumed debt or other obligations) would exceed $2,500,000 individually (including in a series of related transactions), or (B) any disposition of businesses, assets or securities the value of the consideration for which (including assumed debt or other obligations) would exceed $2,500,000 individually (including in a series of related transactions);

          (vii) except in the ordinary course of business, grant any license to or otherwise transfer or encumber any interest in the Intellectual Property of the Company or any of its subsidiaries;

          (viii) make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to the Company or any of its subsidiaries, surrender any right to claim a refund of Taxes, or take any similar action relating to the filing of any Tax Return or the payment of any Tax, if such action would have a Material Adverse Effect on the Tax liability of the Company or any of its subsidiaries for any period ending after the Proposed Offer Date;

          (ix) enter into any amendments, extensions or renewals with respect to any material Lease nor enter into any new material Lease or other material agreement for the use or occupancy of real property; or

          (x) otherwise engage in any practice, take any action or enter into any transaction of the sort described in section 6 (h);

     (c)  it shall:

          (i) use its reasonable best efforts and cause each of its subsidiaries to use its reasonable best efforts to preserve intact their respective present business organizations, Intellectual Property and goodwill, to keep available the services of their present officers and to maintain satisfactory relationships with suppliers, agents, distributors, customers and others having business dealings with it or its subsidiaries;

          (ii) promptly upon any of the Executive Officers having knowledge advise the Offeror orally and, if then requested, in writing of any change, effect, event or occurrence which has a Material Adverse Effect, or any change, effect, event or occurrence which would reasonably be expected to have a Material Adverse Effect, in respect of its or any of its subsidiaries' businesses and of any material Governmental Entity's or third party's complaints, investigations or hearings (or communications indicating that the same may be contemplated);

          (iii) promptly deliver to the Offeror interim unaudited monthly and quarterly financial statements prepared in the ordinary course of business;

          (iv) provide written notice to the Offeror of any change in accounting methods or practices used by the Company or its subsidiaries; and

          (v) have performed or satisfied, in all material respects, all covenants and agreements required by this Agreement to be performed or satisfied by it prior to the Proposed Offer Date;

     (d) it shall not settle or compromise any claim brought by any present, former or purported holder of any of its securities in connection with the transactions contemplated in this Agreement prior to the Effective Date without the prior written consent, which consent shall not be unreasonably withheld, of the Offeror;

     (e) it shall continue to provide the Offeror and its Representatives with information as reasonably requested by them from time to time concerning its business, assets, liabilities and affairs and its subsidiaries subject to and in accordance with this Agreement, and with access (on a basis that does not detract unreasonably from normal business operations) to all premises, properties, personnel, books, records, contracts and documents of or pertaining to the Company and its subsidiaries, to the management and employees of the Company and to the management and employees of the Company's subsidiaries;

     (f) neither it nor any of its subsidiaries will enter into, amend or terminate any employment agreement, collective bargaining agreement, consulting services agreement, non-competition agreement, severance agreement or arrangement with respect to the termination of employment or any arrangement with respect to the increase of compensation or fringe benefits, with any of its directors, officers or CGI or any of its affiliates;

     (g) neither it nor any of its subsidiaries shall authorize, commit or propose or agree to take any action which could reasonably be expected to make any of the representations or warranties of the Company contained in this Agreement materially untrue or materially incorrect, or which could reasonably be expected to result in any of the conditions of the Offer (as set forth in section 3 of Schedule A hereto) not being satisfied;

     (h) prior to the Expiry Time, use all reasonable efforts (including obtaining applicable regulatory or Shareholder approvals) to amend the Company stock option plan, if necessary, to accelerate the vesting of any unvested Company Options so that such unvested Company Options may be exercised prior to the Expiry Time;

     (i) use all reasonable efforts to cause each holder of Company Options to exercise their respective Company Options prior to the Expiry Time;

     (j) it and its affiliates, officers and employees will take no action that, together with the transactions contemplated by this Agreement, would give rise to any right of termination or acceleration of indebtedness, or cause any third party indebtedness to come due before its stated maturity or cause any available credit to cease to be available;

     (k) it shall provide lists of holders of SV Shares of the Company and a list of holders of stock options and any other rights, warrants or convertible or exchangeable securities currently outstanding (with full particulars as to the number held, date of purchase, grant or acquisition, exercise or conversion price, vesting and expiry date) prepared by the Company or the transfer agent of the Company (as well as security position listing from each depository, including without limitation The Canadian Depository for Securities Limited) and deliver such lists to the Offeror within two (2) business days after execution of this Agreement and obtain and deliver to the Offeror thereafter on demand supplemental lists setting out any changes thereto, all such deliveries to be both in printed form and if available in computer-readable format. The Company shall, if requested by the Offeror, in connection with the Offer, permit its registrar and transfer agent to act as the Offeror's depository under the Offer. The Company shall otherwise co-operate in good faith with the Offeror to facilitate the mailing of the Offer;

     (l) it and its subsidiaries shall participate and co-operate in all reasonable respects with the Offeror and shall use their respective reasonable best efforts to take all appropriate action or to do or cause to be done all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement, including to diligently make all required regulatory filings and applications (including, without limitation, filings and applications under the HSR Act, if necessary) and to obtain all licenses, permits, consents, approvals, authorizations, qualification and orders of Governmental Entities and parties to contracts with the Company and its subsidiaries as are necessary for the consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the Offer. The Company will participate and cooperate in all reasonable respects with the Offeror in the preparation and filing of the Bid Circular and the Schedule 14D-1F relating thereto;

     (m) it agrees to use its reasonable best efforts to cooperate with the Offeror in structuring a transaction or carrying out any necessary reorganization immediately prior to the completion of the Offer that is beneficial to the Offeror and not detrimental to the Shareholders, provided such transaction or reorganization shall not delay the completion of the Offer and provided that the Offeror shall have first agreed in writing with the Company and have publicly announced that all conditions to the Offer have been satisfied or waived;

     (n) upon the take-up and payment for SV Shares by the Offeror pursuant to the Offer, and provided the Offeror thereby acquires at least 90% of the outstanding SV Shares, it shall use its reasonable best efforts to assist the Offeror in acquiring pursuant to a compulsory acquisition transaction, or other transaction proposed by the Offeror, all of the SV Shares not tendered to the Offer; and

     (o) it and its subsidiaries will consult on an ongoing basis with representatives of the Offeror to report on operational matters and as to the general status of the business, and in order that the representatives of the Offeror will become more familiar with the philosophy and techniques of the Company and its subsidiaries, as well as with their business and financial affairs, and in order to provide experience as a basis for ongoing relationships in connection with the acquisition of the Company by the Offeror.

     Nothing contained in this Agreement shall give to the Offeror, directly or indirectly, rights to control or direct the Company's operations prior to the completion of the Offer. Prior to the completion of the Offer, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Offeror, except as otherwise provided or disclosed in the Company Disclosure Letter, as follows:

     (a)  ORGANIZATION.

          (i) Each of the Company and its subsidiaries is a corporation which has been duly incorporated or formed under its jurisdiction of incorporation or formation and is validly subsisting and has full corporate or legal power and capacity to own its properties and to conduct its businesses as currently owned and conducted by it. All of the outstanding shares of capital stock and other ownership interests of the Company and each of its subsidiaries are validly issued, fully paid and non-assessable and all the shares and other ownership interests of the Company's subsidiaries are owned directly or indirectly by the Company, free and clear of all material Security Interests and there are no outstanding options, rights, entitlements, understandings or commitments (pre-emptive, contingent or otherwise) regarding the right to acquire any such shares of capital stock or other ownership interests in any of the Company's subsidiaries. The Company has made available to the Offeror correct and complete copies of the charters and by-laws of the Company and each of its subsidiaries. The Company has disclosed in the Company Disclosure Letter the names and jurisdictions of incorporation, and the number of authorized, issued and outstanding shares of capital stock, the holders thereof and the number of shares held by each such holder, of each of its subsidiaries and the names of the directors and officers of the Company and each of its subsidiaries as of the date hereof.

          (ii) Other than the Material Subsidiaries, the Company does not have any subsidiaries which are material in relation to the business and financial condition of the Company on a consolidated basis. For the purposes hereof, a subsidiary and its subsidiaries shall be considered material in relation to the Company if (A) the investments in and advances to the subsidiary and its subsidiaries by the Company and its other subsidiaries exceed five percent of the total assets of the Company and its subsidiaries on a consolidated basis as at June 30, 1999, or (B) the equity of the Company and its other subsidiaries in the income from continuing operations before income taxes and extraordinary items of the subsidiary and its subsidiaries exceeds five percent of such income of the Company and its subsidiaries on a consolidated basis for the six months ended June 30, 1999.

          (iii) The Company does not have any ownership interest in any other Person.

     (b) CAPITALIZATION. The authorized equity capital of the Company consists of (i) an unlimited number of first preferred shares,
          (ii) an unlimited number of second preferred shares, (iii) an unlimited number of SV Shares, and (iv) an unlimited number of MV Shares. As of the date hereof, there were 13,901,051 SV Shares and 3,140,000 MV Shares issued and outstanding and no first preferred shares or second preferred shares issued or outstanding. An aggregate of not more than 4% of the SV Shares are held of record by 5 Persons in the United States. In addition,  as  of  the date  hereof,  1,194,000  SV  Shares  were reserved, in the aggregate, for issuance in respect of the Company Options. The Company Disclosure Letter sets forth a list of all the Company Options granted by the Company, including the name of each option holder, the date of grant, the expiry date, the number of options granted, the exercise price and the vesting period. Other than in connection with the Option Agreement and except as described herein, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) obligating the Company or any of its subsidiaries to issue or sell any shares of the Company or any of its subsidiaries or securities or obligations of any kind convertible into or exchangeable for any shares of the Company, any of its subsidiaries or any other Person, and there are no outstanding stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of the Company or any of its subsidiaries. All outstanding SV Shares have been duly authorized and are validly issued and outstanding as fully paid and non-assessable shares, free of pre-emptive rights. There are no outstanding bonds, debentures or other evidences of indebtedness of the Company or any subsidiary having the right to vote (or that are convertible for or exercisable into securities having the right to vote) with the holders of the SV Shares on any matter. There are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any of its outstanding securities or with respect to the voting or disposition of any outstanding securities of any of its subsidiaries, other than the Option Agreement. No holder of securities issued by the Company has any right to compel the Company to register or otherwise qualify such securities for public sale in Canada or the United States.

     (c)  AUTHORITY AND NO VIOLATION.

          (i) The Company has the requisite corporate power and authority to enter into this Agreement, the Option Agreement and the Shareholders Agreement, and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement, the Option Agreement and the Shareholders Agreement by the Company and the consummation of the transactions contemplated herein and therein, have been duly authorized by the Board and no other corporate proceedings on its part are necessary to authorize this Agreement, the Option Agreement or the Shareholders Agreement, or the transactions contemplated hereby or thereby, other than as contemplated by this Agreement.

          (ii) Each of this Agreement, the Option Agreement and the Shareholders Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other similar Laws affecting creditors' rights generally, and to general principles of equity.

          (iii) The approval of this Agreement, the Option Agreement and the Shareholders Agreement by the Company, the execution and delivery by the Company of this Agreement, the Option Agreement and the Shareholders Agreement, and the
               performance by it of its obligations hereunder and thereunder and the completion by it of the Offer and the transactions contemplated thereby, will not:

               (A) result in a violation or breach of, require any consent to be obtained under or give rise to any material termination rights or material payment obligation under any provision of:

                    (I)  its  certificate of incorporation,  articles,
                        by-laws or other constating documents;

                    (II) subject  to  obtaining  the Appropriate Regulatory
                         Approvals relating to the Company, any Laws, regulation, order, judgment or decree; or

                    (III)  any  Material  Contract  or   material  license,
                         franchise or permit to which the Company is a party or by which the Company is bound;

               (B) individually or in the aggregate have a Material Adverse Effect on the Company, result in the imposition of any Security Interest upon any of its assets, or restrict, hinder, impair or limit the ability of the Company to carry on the business of the Company as and where it is now being carried on; or

               (C) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of the Company or any subsidiary or increase any benefits otherwise payable under the Employee Plans or result in the acceleration of time of payment or vesting of any such benefits, including the time of exercise of stock options.

          No consent, approval, order or authorization of, or declaration or filing with or notice to, any Governmental Entity or other Person is required to be obtained by the Company and its subsidiaries in connection with the execution and delivery of this Agreement, the Option Agreement or the Shareholders Agreement by the Company or the consummation by the Company of the transactions contemplated hereby or thereby other than (i) the Appropriate Regulatory Approvals relating to the Company, and
          (ii) any other consents, approvals, orders, authorizations, declarations or filings of or with a Governmental Entity which, if not obtained, would not individually or in the aggregate have a Material Adverse Effect.

     (d) NO DEFAULTS OR ACCELERATION. Neither the Company nor any of its subsidiaries is in default under, and there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default under any Contract, agreement, license or franchise to which it is a party which would, if terminated due to such default, cause a Material Adverse Effect. As of the date hereof, no event has occurred which would give rise to any right of termination or acceleration of indebtedness, or cause any third party indebtedness to come due before its stated maturity or cause any available credit to cease to be available.

     (e) YEAR 2000 COMPLIANCE. To the knowledge of the Company, none of the Company's systems (including, without limitation, telecommunications, automation and computer related systems of the Company), assets (including those assets with embedded software) or technology (including, without limitation, all computer software (including embedded software) and hardware owned or licensed by the Company or its subsidiaries or used by any of them) has or will have any Year 2000 Error (as hereinafter defined). For the purposes hereof, "Year 2000 Error" means (a) any failure of computer hardware or software products or technology to properly record, store, process, calculate or present calendar dates in and between the twentieth and twenty-first centuries as a result of the occurrence, or use of data consisting of, such dates; (b) any failure of computer hardware or software products or technology to calculate any information dependent on or relating to dates in and between the twentieth and twenty-first centuries in the same manner, and with the same functionality, data integrity  and  performance, as such computer hardware  or  software  products or technology records,  stores, processes, calculates and  presents  calendar dates on or before the date hereof, or information dependent on or relating to such dates; or (c) any loss of functionality or performance with respect to the introduction of records or processing of date related data.

     (f)  OSC REPORTS.

          (i) The Company has furnished or made available to the Offeror true and complete copies of all forms, reports, schedules, prospectuses, statements and other documents filed by it with the OSC since January 1, 1997 and, prior to the Expiry Time, the Company will have furnished or made available to the Offeror true and complete copies of any additional documents filed with the OSC by the Company prior to the Expiry Time (such forms, reports, schedules, prospectuses, statements and other documents, including any financial statements or other documents, including any schedules included therein, are referred to as the "the Company Documents").

          (ii) The Company Documents are all forms, reports, schedules, prospectuses, statements or other documents required to be filed by the Company with the OSC since January 1, 1997. The Company Documents, at the time filed, (i) did not contain any misrepresentation (as defined in the Securities
               Act) and (ii) complied in all material respects with the requirements of applicable securities Laws.

          (iii) The Company has not filed any confidential material change report with the OSC or any other securities authority or regulator or any stock exchanges or other self-regulatory authority which at the date hereof remains confidential.

          (iv) The Company has publicly disclosed in the Company Documents any information regarding any event, circumstance or action taken or failed to be taken by the Company or its subsidiaries which could individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

     (g) FINANCIAL STATEMENTS. The financial statements of the Company, including the notes thereto, included in the Company Documents (the "Company Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of applicable Governmental Entities and the OSC with respect thereto as of their respective dates, and have been prepared in accordance with Canadian generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements, in quarterly reports to shareholders). The Company Financial Statements and the unaudited interim monthly financial statements for the months through July, 1999 present fairly in all material respects the consolidated financial position and results of operations of the Company and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of quarterly and monthly unaudited financial statements, to normal, recurring year-end adjustments and the absence of notes thereto) and reflect appropriate and adequate reserves in respect of contingent liabilities, if any, of the Company and its subsidiaries on a consolidated basis. The results of operations of the Company and its subsidiaries for such periods are complete and correct and are consistent with the books and records of the Company and its subsidiaries. There has been no change in the Company's accounting policies since January 1, 1997.

     (h) ABSENCE OF CERTAIN CHANGES. Except as disclosed in publicly available reports filed by the Company with the OSC prior to the date hereof or as disclosed to the Offeror through monthly financial data prior to the execution of this Agreement, since December 31, 1998 (the "the Company Balance Sheet Date"), the Company has conducted its business in the ordinary and usual course consistent with past practice and none of the following has occurred:

          (i) any change in its affairs or in its business, assets, liabilities, financial condition, results of operations or prospects caused by the actions of the Company or any of its subsidiaries which could reasonably be expected to have a Material Adverse Effect;

          (ii) any acquisition, sale or transfer of any material asset of the Company or any of its subsidiaries;

          (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any revaluation by the Company of any of its or any of its subsidiaries' assets;

          (iv) any declaration, setting aside or payment of a dividend or other distribution with respect to the shares of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its shares of capital stock;

          (v) any Material Contract entered into by the Company or any of its subsidiaries, other than in the ordinary course of business, or any material amendment or termination of, or default under, any Material Contract to which the Company or any of its subsidiaries is a party or by which any of them is bound;

          (vi) any action taken by the Company or any of its subsidiaries causing the acceleration, termination, modification or cancellation of any agreement, contract, lease or license (or series of related agreements, contracts, leases or licenses) involving more than $2,500,000 to which the Company or any of its subsidiaries is a party or by which any of them is bound;

          (vii) any action taken by the Company or any of its subsidiaries causing the imposition of any material Security Interest upon any of the assets, tangible or intangible, of the Company or its subsidiaries;

          (viii) any action taken by the Company or any of its subsidiaries relating to the issuance of any note, bond or other debt security, the creation, incurring, assumption or guarantee of any indebtedness for borrowed money, or the capitalization of any lease obligation, either involving more than $2,500,000 individually or $2,500,000 in the aggregate;

          (ix) any action taken by the Company or any of its subsidiaries causing the delay or postponement of the payment of accounts payable and other liabilities outside the ordinary course of business;

          (x) any action taken by the Company or any of its subsidiaries to cancel, compromise, waive or release any right or claim (or series of rights or claims) either involving more than $2,500,000 or outside the ordinary course of business;

          (xi) any action taken by the Company or any of its subsidiaries granting any license or sublicense of any rights under or with respect to any Intellectual Property;

          (xii) the entering into of any agreement by the Company or any of its subsidiaries to do any of the things described in the preceding clauses (i) through (xi) (other than negotiations with the Offeror and its Representatives regarding the transactions contemplated by this Agreement); or

          (xiii) any agreement or arrangement to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Agreement materially untrue or incorrect as of the date when made.

     (i) ABSENCE OF UNDISCLOSED LIABILITIES. Neither the Company nor any of its subsidiaries has any material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) and, to the knowledge of the Company, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any such material obligations or liabilities, other than:

          (i) those set forth or adequately provided for in the balance sheet included in the Company's audited financial statements as at and for the period ended December 31, 1998 (the "Company Balance Sheet");

          (ii) those incurred in the ordinary course of business since the Company Balance Sheet Date and consistent with past practice, none of which results from, arises out of, relates to, is in the nature of or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law; and

          (iii) those incurred in connection with the execution of this Agreement.

     (j) MATERIAL CONTRACTS. None of the Company, its subsidiaries or, to the knowledge of the Company, any of the other parties thereto, is in default or breach of, in any material respect, and neither the Company nor any of its subsidiaries has received any notice of material default or termination under, any Material Contract and, to the knowledge of the Company, there exists no state of facts which after notice or lapse of time or both would constitute such a material default or breach. Except for the Material Contracts disclosed in the Company Disclosure Letter, neither the Company nor any of its subsidiaries is a party to any
          (i) Contract which involves the payment to or by the Company or its subsidiaries of more than $2,500,000 during the remainder of the Contract, or (ii) Contract not made in the ordinary course of business or which creates liabilities or obligations which are not in the ordinary course of business. Descriptions of each of the Company's Material Contracts are set forth in the Company Disclosure Letter.

     (k) CUSTOMERS AND SUPPLIERS. The Company Disclosure Letter sets forth the names of the top 20 customers by dollar volume ("Principal Customers") and top 20 suppliers by dollar volume of the Company and its subsidiaries on a consolidated basis for the fiscal year ended on the Company Balance Sheet Date. Since the Company Balance Sheet Date, there has been no termination or cancellation of, and no material modification or material change in, the business relationship with any of the Principal Customers. As of the date hereof, the Company has no knowledge that the benefits of any relationship with any of the customers or suppliers of the Company and its subsidiaries will not continue after the Expiry Time in substantially the same manner as prior to the date hereof.

     (l) INSURANCE. The Company has furnished or made available to the Offeror accurate particulars of the policies of insurance maintained by the Company and its subsidiaries as of the date hereof, including the name of the insurer, the risks insured against and the amount of coverage. All such policies are in full force and effect. None of the Company or its subsidiaries or, to the knowledge of the Company, any of the other parties thereto, is in default or breach of, whether as to the payment of premiums or otherwise, and neither the Company nor any of its subsidiaries has received any notice of material default or termination under, any such policy and, to the knowledge of the Company, there exists no state of facts which after notice or lapse of time or both would constitute such a material default or breach. There is no reason to believe that any of the existing insurance policies of the Company and each of its subsidiaries will not be renewed by the insurer upon the scheduled expiry of the policy or will be renewed by the insurer only on the basis that there will be a material increase in the premiums payable in respect of the policy. True and complete copies of all of the existing insurance policies of the Company and its subsidiaries have been made available to the Offeror.

     (m) BOOKS AND RECORDS. The books, records and accounts of the Company and each of its subsidiaries (in the case of each subsidiary, since such subsidiary was acquired by the Company or a subsidiary of the Company), in all material respects, (i) have been maintained in accordance with good business practices on a basis consistent with prior years, (ii) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of the Company and its subsidiaries, and (iii) accurately and fairly reflect the basis for the Company consolidated financial statements. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; and (ii) transactions are recorded as necessary (A) to permit the preparation of financial statements in conformity with Canadian generally accepted accounting principles or any other criteria applicable to such statements, and (B) to maintain accountability for assets.

     (n) LITIGATION, ETC. There is no claim, action, proceeding, charge, complaint, grievance or investigation pending or, to the knowledge of the Company, threatened against or relating to the Company or any of its subsidiaries affecting any of their businesses, properties, Intellectual Property, licenses or assets before any court or Governmental Entity or which could come before any arbitrator, that, if adversely determined, could reasonably be expected to have a Material Adverse Effect, or prevent or materially delay or materially hinder the consummation of the transactions contemplated by this Agreement, and the Company has no knowledge of any basis for any such claim, action, proceeding or investigation. Neither the Company nor any of its subsidiaries, nor their respective assets, properties or Intellectual Property, is subject to any outstanding judgment, order, writ, injunction, decree or settlement obligation that has had or is reasonably likely to have a Material Adverse Effect, that involves or may involve, or restricts or may restrict, or requires or may require, the expenditure of a material amount of money as a condition to or a necessity for the right or ability of the Company or any of its Material Subsidiaries, as the case may be, to conduct its or their business in any manner in which such business has been carried on prior to the date hereof, or prevent or materially delay or materially hinder the consummation of the transactions contemplated by this Agreement.

     (o) ENVIRONMENTAL. All operations of the Company and its subsidiaries have been conducted, and are now in compliance with, all Environmental Laws. Neither the Company nor any of its subsidiaries is subject to:

          (i) any governmental or regulatory remedial or control action, proceeding, application, order or directive which relates to environmental, health or safety matters or any investigation or evaluation concerning environmental, health or safety matters; or

          (ii) any demand or notice with respect to the breach of, or liability under, any Environmental Laws and the Company has no knowledge of any facts or circumstances that could reasonably be expected to result in any such action, proceeding, application, order, directive, demand, or notice to which the Company or any of its subsidiaries would be subject.

     (p)  ZONING AND OTHER MATTERS RELATING TO REAL PROPERTY.

          (i) The Company Disclosure Letter lists the address and legal description of all of the Owned Real Property. The Company or one of its subsidiaries has good, marketable and indefeasible fee simple title to all of its Owned Real Property, free and clear of all Security Interests; there are no Leases or other agreements (written or oral) granting to any person the right to use or occupy such parcel or portion thereof; and there are no outstanding options, rights of first refusal to purchase such parcel or any portion thereof or interest therein.

          (ii) The Company Disclosure Letter sets forth a list of all Leases and other occupancy agreements, including all amendments, extensions and other modifications for Leased Real Property to which the Company or any of its subsidiaries is a party. The Company or one of its subsidiaries has a good and valid leasehold interest in and to all of the Leased Real Property, subject to no Security Interests. Each Lease is in full force and effect and is enforceable in accordance with its terms. There exists no default under any Lease. No party to any Lease has repudiated any term thereof, and there are no disputes, oral agreements or forbearance programs in effect with respect to the Leased Real Property. No security deposit or portion thereof deposited with respect to any Leased Real Property has been redeposited in full. Neither the Company nor any of its subsidiaries has assigned, subleased, mortgaged, deeded in trust or otherwise transferred or encumbered any Leased Real Property or any interest therein. There are no outstanding options or rights of first refusal with respect to the purchase or use of any of the Leased Real Property, any portion thereof or interest therein. Neither the Company nor any of its subsidiaries is obligated to purchase or lease any real property. The Company has made available to the Offeror true and complete copies of all the Leases.

          (iii) The buildings and other structures located on the real property owned, leased or operated by the Company or its subsidiaries (the "Company Property") and the operation and maintenance thereof, as now operated and maintained, comply in all material respects with all applicable Laws, municipal or otherwise. None of such buildings or other structures encroaches upon any land not owned or leased by the Company or its subsidiaries and there are no restrictive covenants, municipal by-laws or other Laws which in any way restrict or prohibit the use of the Company Property or such buildings or structures for the purposes for which they are presently being used.

          (iv) There are no expropriation or similar proceedings, actual or threatened, of which the Company or its subsidiaries has received notice against any of the Company Property or any part thereof.

          (v) No buildings or other structures located on the Company Property contain any friable asbestos or any other substance containing asbestos and deemed hazardous by any Environmental Laws applicable to the Company or its subsidiaries.

     (q) NO CONTAMINANTS. To the knowledge of the Company, the Company Property has not been and is not now used as a landfill or waste disposal site, there has been no hazardous substance or contaminant deposited in or disposed of on, in, under or at, the Company Property, or at any other property or facility in connection with or as a result of operations of the Company or any of its subsidiaries and there has not been any release, spill, emission or discharge of any contaminant at or from the Company Property which would give rise to any action or claim by a third party or a Governmental Entity relating to violation of or give rise to any liability under any such Environmental Laws or other requirements.

     (r)  TAX MATTERS.

          (i) The Company and each of its subsidiaries have timely filed, or caused to be filed, all Tax Returns required to be filed by them (all of which returns were correct and complete in all material respects) and have paid, or caused to be paid, all Taxes that are due and payable and the Company has provided adequate accruals in accordance with Canadian generally accepted accounting principles in its most recently published financial statements for any Taxes of the Company and each of its subsidiaries for the period covered by such financial statements that have not been paid, whether or not shown as being due on any Tax Returns. The Company and each of its subsidiaries have made adequate provision in their respective books and records for any Taxes which have accrued in respect of any period subsequent to the period covered by such financial statements. Since the date of such published financial statements, no material Tax liability not reflected in such statements or otherwise provided for has been assessed, proposed to be assessed, incurred or accrued other than in the ordinary course of business. The Company and each of its subsidiaries have withheld from all payments made by them, or otherwise collected, all material amounts in respect of Taxes required to be withheld therefrom or collected by them, and have remitted same to the applicable Governmental Entity within the required time periods. Neither the Company nor any of its subsidiaries has any liability for the Taxes of any other Person.

          (ii) Neither the Company nor any of its subsidiaries has received any notice of deficiency or proposed adjustments or any written notification that any material issues have been raised (and are currently pending) by Revenue Canada, the United States Internal Revenue Service or any other
               Governmental  Entity,  including,  without  limitation,  any sales tax authority, and no waivers of statutes of limitations have been given or requested with respect to the Company or any subsidiary. No claim has ever been made by a taxing authority in a jurisdiction where neither the Company nor any of its subsidiaries files tax returns that the Company or any of its subsidiaries is or may be subject to taxes assessed by such jurisdiction and, to the knowledge of the Company, neither the Company nor any of its subsidiaries is liable for taxes in any jurisdiction where it has not filed a tax return. All Tax liability of the Company and its subsidiaries has been assessed for all fiscal years up to and including the fiscal year ended December 31, 1998. To the knowledge of the Company, there are no material proposed (but unassessed) additional Taxes and none has been asserted. No Tax liens have been filed other than for Taxes not yet due and payable. Neither the Company nor any of its subsidiaries is a party to or bound by (i) any tax allocation or tax sharing agreement or (ii) any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of section 280G of the United States Internal Revenue Code (or any corresponding provision of state, local or foreign tax law). Neither the Company nor any of its subsidiaries has been a member of any group filing a combined, consolidated, unitary or similar tax return.

     (s)  NON-ARMS LENGTH TRANSACTIONS.

          (i) None of the Company or its subsidiaries has any outstanding payment or payments, which is or are material individually or in the aggregate, owing from, or loan to, or has borrowed any monies from or is otherwise indebted to, any officer, director, employee or shareholder of the Company or any of its subsidiaries or any Person not dealing with it at arm's length (within the meaning of the INCOME TAX ACT (Canada)) or any affiliate of any of the foregoing, except as disclosed in the Company Financial Statements and except for usual compensation paid in the ordinary course of business consistent with past practice.

          (ii) Except for Contracts made solely between the Company and its subsidiaries and except for contracts of employment, none of the Company or any of its subsidiaries is a party to any Contract with any officer, director, employee or shareholder of the Company or any of its subsidiaries or any Person not dealing with it at arm's length (within the meaning of the INCOME TAX ACT (Canada)) or any affiliate of any of the foregoing.

     (t) EMPLOYEES. The Company Disclosure Letter lists all employees employed by, and all individuals engaged on, a formal contractual basis (for greater certainty, a formal contractual basis does not include hire letters and similar correspondence between the Company, its subsidiaries and any of their employees) to provide services to the Company or any of its subsidiaries as at the date hereof (the "Employees"). For each of the Employees compensated as at September 1, 1999, the Company Disclosure Letter lists such employee's date of hire, title or classification, rate of salary, commission or bonus entitlements (if any) and any other material benefits extended, or circumstances unique, to each such employee. The Company Disclosure Letter sets out the name of each Employee who is entitled to a sales incentive or other payment from the Company in connection with the Offeror making the Offer or the other transactions contemplated in this Agreement, and the amount of such payment.

     (u)  EMPLOYEE BENEFIT PLANS.

          (i) The Company Disclosure Letter lists all of the employee benefit, health, welfare, supplemental employment benefit, bonus, pension, supplementary executive retirement plan, profit sharing, deferred compensation, stock compensation, stock option or purchase, retirement, hospitalization insurance, medical, dental, legal, disability and similar plans or arrangements or practices applicable to the Employees or to former employees of the Company or any of its subsidiaries which are currently maintained or participated in by the Company or its subsidiaries and each loan to a non-officer Employee in excess of $20,000, and each loan to an officer or director of the Company (the "Employee Plans").

          (ii) All of the Employee Plans are registered where required by, and are in good standing under, all applicable Laws or other legislative, administrative or judicial promulgations applicable to the Employee Plans and there are no actions, claims, proceedings or governmental audits pending (other than routine claims for benefits) relating to the Company or any of its subsidiaries.

          (iii) All of the Employee Plans have been administered and funded in material compliance with their terms and all applicable Laws or other legislative, administrative or judicial promulgations applicable to the Employee Plans and there are no unfunded liabilities in respect of the Employee Plans and all required contributions thereunder have been made in accordance with all applicable Laws or other legislative, administrative or judicial promulgations applicable to the Employee Plans and the terms of such Employee Plans.

          (iv) No amendments to any Employee Plan have been promised and no amendments to any Employee Plan will be made or promised prior to the Expiry Time.

          (v) True and complete copies of all the Employee Plans as amended as of the date hereof and, if available, current plan summaries and employee booklets in respect thereof as are applicable to the Employees and all related documents or, where oral, written summaries of the terms thereof, have been made available to Offeror. For the purpose of the foregoing, related documents means all current plan documentation and amendments relating thereto, summary plan descriptions and summaries of material modifications, if any, all related trust agreements, funding agreements and similar agreements, the most recent annual reports filed with any Governmental Entity and the three most recent actuarial reports, if any, related thereto.

          (vi) There are no agreements or undertakings by the Company or any of its subsidiaries to provide post-retirement profit sharing, medical, health, life insurance or other benefits to Employees or any former employee of the Company or any of its subsidiaries.

          (vii) The assets of each Employee Plan which is a registered pension plan are at least equal to the liabilities, contingent or otherwise, of such plan on a plan termination basis and each such plan is fully funded on a going concern and solvency basis in accordance with its terms, applicable actuarial assumptions and applicable Laws.

     (v)  LABOUR MATTERS.

          (i) The Company Disclosure Letter sets forth a complete list of all collective bargain agreements or other agreements or commitments with any trade union or other employee bargaining representatives (together, "collective agreements") and neither the Company nor any of its subsidiaries is in default of any of its material obligations under such collective agreements.

          (ii) There are no outstanding labour tribunal proceedings of any kind, including any proceedings which could result in certification of a trade union as bargaining agent for any Employees not already covered by a collective agreement.

          (iii) There are no union organizing or decertification activities pending, or to the knowledge of the Company, threatened involving Employees not already covered by a collective agreement. No labour representatives hold bargaining rights with respect to any Employees and no labour representatives have applied to have the Company or any of its subsidiaries declared a related employer pursuant to the LABOUR RELATIONS ACT (Ontario).

          (iv) Neither the Company nor any of its subsidiaries has any material unresolved grievances or material pending arbitration cases outstanding. Neither the Company nor any of its subsidiaries has any serious labour problems that might materially affect the value of the Company or its subsidiaries, taken as a whole, or lead to an interruption of its operations at any location. There is no strike, dispute, slowdown, lockout, shutdown, work stoppage, unresolved material labour union grievance, unfair labour practice or successor rights or other concerted action or formal grievance existing, pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries.

     (w) COMPLIANCE WITH LAWS. Each of the Company and its Material Subsidiaries (in the case of each such Material Subsidiary, since such Material Subsidiary was acquired by the Company or a subsidiary of the Company) has complied with and is not in violation of any applicable Laws, orders, judgments, settlements and decrees. Without limiting the generality of the foregoing, all securities of the Company (including, without limitation, all options, rights or other convertible or exchangeable securities) have been issued in compliance with all applicable securities Laws and all securities to be issued upon exercise of any such options, rights and other convertible or exchangeable securities will be issued in compliance with all applicable securities Laws.

     (x) RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries that has or could reasonably be expected to have the effect of prohibiting, restricting or materially impairing any business practice of the Company or any of its Material Subsidiaries, any use of the Company's owned or licensed Intellectual Property, any acquisition of property by the Company or any of its Material Subsidiaries or the conduct of business by the Company or any of its Material Subsidiaries as currently conducted.

     (y) REPRESENTATIONS COMPLETE. None of the representations or warranties made by the Company herein or in the Company Disclosure Letter, when all such documents are read together in their entirety, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which such statements were made, not misleading.

     (z)  INTELLECTUAL PROPERTY.

          (i) The Company Disclosure Letter contains a complete and accurate listing of all (A) registrations and applications relating to Intellectual Property that are owned by the Company or its subsidiaries (the "Owned Intellectual Property"), and (B) licensed Intellectual Property material to the Company's business (the "Licensed Intellectual Property") and for each the governing license agreements and
               (C) all licenses or similar agreements or its arrangements covering Intellectual Property rights to which the Company or any of its subsidiaries is a party, either as a licensee or licensor, or a third party beneficiary;

          (ii) The Company or one of its subsidiaries owns and possesses all right, title and interest in and to the Owned Intellectual Property or has a valid and enforceable right or license to use the Licensed Intellectual Property used in the Company's business as currently conducted;

          (iii) The Company or one of its subsidiaries is the owner of all of the Owned Intellectual Property, with good and marketable title thereto, free and clear of any and all liens. To the knowledge of the Company, all of the Owned Intellectual Property is duly and validly registered, where applicable;

          (iv) To the knowledge of the Company, the Owned and Licensed Intellectual Property and the conduct of the business of the Company and its subsidiaries do not infringe upon, violate or breach the Intellectual Property rights of any other Person;

          (v) There has been no unauthorized or improper use by the Company or its subsidiaries of the Owned or Licensed Intellectual Property that has affected or could reasonably be expected to affect the validity or distinctiveness thereof or rights therein;

          (vi) To the knowledge of the Company, no Person is infringing or misappropriating any of the Licensed or Owned Intellectual Property;

          (vii) Neither the Company nor any of its subsidiaries has received any written notice or claim challenging the Company or any of its subsidiaries respecting the validity, use or ownership of the Owned or Licensed Intellectual Property and, to the knowledge of the Company, there are no facts upon which such a challenge could be made;

          (viii) The consummation of the transactions contemplated by this Agreement will not affect the availability or terms and conditions of any material software license to which the Company or any of its subsidiaries is a party;

          (ix) The  Company  has obtained any third-party consents required
               relating   to   Owned    Intellectual   Property,   Licensed
               Intellectual Property and Material Contracts; and

          (x) The Owned Intellectual Property and Licensed Intellectual Property will be available for use immediately after the consummation of the transactions contemplated by this Agreement in the same manner as they were available for use by the Company and its subsidiaries immediately prior to the consummation of the transactions contemplated by this Agreement.

     (aa) COMPETITION ACT (CANADA). The aggregate value of the assets in Canada of the Company together with each of its affiliates (as such term is defined in the COMPETITION ACT (Canada)), determined in accordance with the COMPETITION ACT (Canada), does not exceed $250 million. The aggregate gross revenues from sales in, from or into Canada of the Company together with each of its affiliates (as such term is defined in the COMPETITION ACT (Canada)), determined in accordance with the COMPETITION ACT (Canada), does not exceed $250 million.

     (bb) NO BROKER. Except as specifically noted in the Company Disclosure Letter and section 12(b), the Company has carried on all negotiations relating to this Agreement and the transactions contemplated in this Agreement directly and without intervention on its behalf by any other party in such manner as to give rise to any valid claim for a brokerage commission, finder's fee or other like payment.

     (cc) RECOMMENDATION OF THE OFFER. The Board, after consultation with its advisers and after receiving the report of the independent committee of the Board, by a resolution of Board, has unanimously
          (i) determined that the Offer is fair to the SV Shareholders from a financial point of view and that the transactions contemplated hereby are in the best interests of the Company and the Shareholders, (ii) approved this Agreement and the transactions contemplated hereby, and (iii) resolved to recommend that the Shareholders accept and tender their SV Shares to the Offer.

     (dd) FAIRNESS OPINION AND VALUATION. The Company has received a valuation prepared by its financial advisor, Salomon Smith Barney Canada Inc., to the effect that the fair market value of the SV Shares is in the range of $4.25 to $6.50, and an opinion of Salomon Smith Barney Canada Inc. to the effect that, in the context of the transactions contemplated by this Agreement, the Offer is fair to the Shareholders from a financial point of view. Salomon Smith Barney Canada Inc. has authorized the Company to permit references to such valuation and fairness opinion to be included in the Bid Circular.

     (ee) SUPPORT OF DIRECTORS. Each of the directors of the Company has advised the Company that he or she intends to tender his or her SV Shares to the Offer.

     (ff) No event has occurred that would cause the MV Shares to convert to SV Shares.

7. REPRESENTATIONS AND WARRANTIES OF THE OFFEROR. The Offeror represents and warrants to the Company as follows:

     (a) ORGANIZATION. The Offeror is, and the Offeror will be at the date of the Offer, a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation.

     (b) AUTHORITY. The Offeror has all requisite corporate power and authority to enter into this Agreement, the Option Agreement and the Shareholders Agreement and the Offeror will have at the date of the Offer all necessary corporate power and authority to make the Offer and to carry out the transactions contemplated hereby and thereby and by the Offer. The execution and delivery of this Agreement, the Option Agreement and the Shareholders Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Offeror, and no other corporate proceedings on the part of the Offeror are necessary to authorize this Agreement, the Option Agreement and the Shareholders Agreement. Each of the Agreement, the Option Agreement and the Shareholders Agreement has been duly executed and delivered by the Offeror and constitutes a legal, valid and binding agreement enforceable by the Company against the Offeror in accordance with its terms, subject to bankruptcy, insolvency and other similar Laws affecting creditors' rights generally, and to general principles of equity.

     (c) NO CONFLICT. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance with any of the provisions hereof will result in a violation of breach of, require any consent to be obtained under or give rise to any material termination rights or material payment obligations under any provision of (i) the certificate constating documents of the Offeror; (ii) subject to obtaining the Appropriate Regulatory Approvals relating to the Offeror, any Laws, regulations, order, judgment or decree; or
          (iii) any material contract or material license, franchise or permit to which the Offeror is a party or by which the Offeror is bound.

     (d) FINANCING. The Offeror has entered into a binding agreement (the "Commitment Letter") with American Industrial Partners Capital Fund II L.P. (the "Fund") pursuant to which the Fund has agreed to provide the required funds to effect the full payment by the Offeror of the cash consideration payable pursuant to the Offer and the Offeror has provided to the Company a copy of the executed Commitment Letter.

     (e) LITIGATION, ETC. There is no claim, action, proceeding or investigation pending or, to the knowledge of the Offeror, threatened against or relating to the Offeror or affecting any of its properties, licenses or assets before any court or Governmental Entity that, if adversely determined, could reasonably be expected to materially hinder or materially delay consummation of the transactions contemplated by this Agreement or the Offer, and the Offeror has no knowledge of any basis for any such claim, action, proceeding or investigation. Neither the Offeror nor any of its assets and properties is subject to any outstanding judgment, order, writ, injunction or decree that may materially hinder or materially delay consummation of the transactions contemplated by this Agreement or the Offer.

     (f) REPRESENTATIONS COMPLETE. None of the representations or warranties made by the Offeror herein, when read together in their entirety, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which such statements were made, not misleading.

     (g) COMPETITION ACT (CANADA). The aggregate value of the assets in Canada of the Offeror together with each of its affiliates (as such term is defined in the COMPETITION ACT (Canada)), determined in accordance with the COMPETITION ACT (Canada), does not exceed $50 million. The aggregate gross revenues from sales in, from or into Canada of the Offeror together with each of its affiliates (as such term is defined in the COMPETITION ACT (Canada)), determined in accordance with the COMPETITION ACT (Canada), does not exceed $50 million.

     (h) NO BROKER. The Offeror has carried on all negotiations relating to this Agreement and the Offer and the transactions contemplated in this Agreement directly and without intervention on its behalf by any other party in such manner as to give rise to any valid claim for a brokerage commission, finder's fee or other like payment.

8.   EXCLUSIVITY.

     (a) The Company shall not, directly or indirectly, through any officer, director, employee, Representative, financial advisor or agent, or any of its subsidiaries, (i) solicit, initiate or knowingly encourage (including by way of furnishing information or entering into any form of agreement, arrangement or understanding) the initiation of any Acquisition Proposal or inquiries or proposals in connection therewith, (ii) participate in any discussions or negotiations regarding any Acquisition Proposal, (iii) withdraw or modify the approval of the Board of the transactions contemplated hereby in a manner adverse to the Offeror, (iv) approve or recommend any Acquisition Proposal, or
          (v) enter into any agreement related to any Acquisition Proposal; PROVIDED, HOWEVER, that, subject to compliance with section 9, but notwithstanding the preceding part of this section 8(a) or any other provision of this Agreement, nothing shall prevent the Board from considering, negotiating, approving, recommending to its shareholders or entering into an agreement in respect of an unsolicited bona fide written Acquisition Proposal (x) that the Board determines in good faith, after receiving (i) a written opinion from its financial advisors (a copy of which shall be provided to the Offeror) that the Acquisition Proposal would reasonably be expected to, if consummated in accordance with its terms, result in a transaction more favourable to Shareholders from a financial point of view than the transaction contemplated by this Agreement, and (ii) a written opinion of outside counsel (a copy of which shall be provided to the Offeror) to the effect that it is appropriate that the Board take such action in order to discharge properly its fiduciary duties, would reasonably be expected to, if consummated in accordance with its terms, result in a transaction more favourable to its Shareholders than the transaction contemplated by this Agreement, and (y) that is received prior to the Expiry Time (any such Acquisition Proposal being referred to herein as a "Superior Proposal").

     (b) The Company shall forthwith notify the Offeror, at first orally and then in writing, of all current and future Acquisition Proposals of which its directors or senior officers are or become aware, or any amendments to the foregoing, or any request for non-public information relating to the Company or any of its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any of its subsidiaries by any Person. Such notice shall include a description of the material terms and conditions of any proposal and provide such details of the proposal, inquiry or contact as the Offeror may reasonably request including the identity of the Person making such proposal, inquiry or contact.

     (c) If the Company receives a request for material non-public information from a Person who proposes a bona fide Acquisition Proposal in respect of the Company (the existence and content of which have been disclosed to the Offeror), and the Board determines that such proposal would be likely to be a Superior Proposal pursuant to section 8(a) having received the advice referred to therein, then, and only in such case, the Board may, subject to the execution by such Person of a non-disclosure agreement, provide such Person with access to information regarding the Company and its subsidiaries; PROVIDED, HOWEVER, that the Person making the Acquisition Proposal shall not be precluded under such non-disclosure agreement from making the Acquisition Proposal, and provided further that the Company sends a copy of any such non-disclosure agreement to the Offeror immediately upon its execution and the Offeror is provided with a list or copies of the information provided to such Person and immediately provided with access to similar information to which such Person was provided.

     (d) The Company shall ensure that its officers, directors and employees and its subsidiaries and their officers, directors and employees and any financial advisors or other advisors or Representatives retained by it are aware of the provisions of this section 8 and, for greater certainty, the Company shall be responsible for any breach of this section 8 by its financial advisors or other advisors or Representatives.

9.   NOTICE OF SUPERIOR PROPOSAL DETERMINATION

     (a) The Company shall not accept, approve, recommend or enter into any agreement, arrangement or understanding in respect of an Acquisition Proposal (other than a non-disclosure agreement as contemplated by section 8(c)) unless (i) it has provided the Offeror with a copy of the Acquisition Proposal document which the Board has determined would be a Superior Proposal, and (ii) five Business Days shall have elapsed from the later of the date the Offeror received notice of the Company's proposed determination to accept, approve, recommend or enter into an agreement in respect of such Acquisition Proposal, and the date the Offeror received a copy of the Acquisition Proposal. Information provided under this section 9(a) shall constitute Information for the purposes of section 10(b).

     (b) During such five Business Day period, the Company acknowledges that the Offeror shall have the opportunity, but not the obligation, to offer to amend the terms of this Agreement and the Offer. The Board will review any offer by the Offeror to amend the terms of this Agreement and the Offer in good faith in order to determine, in its discretion in the exercise of its fiduciary duties, whether the Offer, as amended, upon acceptance by the Company would result in the Acquisition Proposal not being a Superior Proposal. If the Board so determines, it will enter into an amended agreement with the Offeror reflecting the amended proposal. If the Board continues to believe, in good faith and after consultation with its financial advisors and outside counsel, that the Acquisition Proposal is nonetheless a Superior Proposal and therefore rejects the amended proposal, the Company shall terminate the Agreement under section 14(b)(iii) forthwith and pay to the Offeror the compensation payable to the Offeror under section 15.

     (c) The Company also acknowledges and agrees that each successive modification of any Acquisition Proposal shall constitute a new Acquisition Proposal for purposes of the requirement under clause
          (ii) of section 9(a) to initiate an additional five Business Day notice period.

10.  ACCESS TO INFORMATION

     (a) Subject to sections 10(b) to and including 10(i) and applicable Laws, upon reasonable notice, the Company shall (and shall cause each of its subsidiaries to) continue to afford the Representatives of the Offeror access, during normal business hours from the date hereof and until the earlier of the Expiry Time or the termination of this Agreement, to its properties, books, contracts and records as well as to its management personnel, and, during such period, each party shall (and shall cause each of its subsidiaries to) furnish promptly to the other party all information concerning its business, properties and personnel as such party may reasonably request, including monthly financial information.

     (b) The Information will be kept strictly confidential and shall not, without the prior written consent of the Company, be disclosed by the Offeror, or by its Representatives, in any manner whatsoever, in whole or in part, and shall not be used by the Offeror or its Representatives other than in connection with the Offer. Moreover, the Offeror agrees to reveal the Information only to its Representatives who have a reasonable need to know the Information for the purposes of evaluating the Offer, who are informed by it of the confidential nature of the Information and who have agreed to act in accordance with the terms and conditions of this Agreement. Notwithstanding such agreement, the Offeror shall continue to be responsible for any breach of this Agreement by its Representatives and shall indemnify and save the Company harmless from any breach by any of its Representatives.

     (c) All copies of the Information, except for that portion of the Information which consists of analyses, compilations, forecasts, studies or other documents prepared by the Offeror or its Representatives, will be returned to the Company immediately upon the termination of this Agreement. That portion of the Information which consists of analyses, compilations, forecasts, studies or other documents prepared by the Offeror or its Representatives, will be destroyed upon the Company's request and any oral Information will continue to be subject to the terms of this Agreement. Upon the request of the Company, the Offeror shall provide a certificate certifying as to the complete return and destruction of all Information in accordance with the terms of this paragraph.

     (d) The Offeror acknowledges that the Information is confidential and a valuable asset of the Company and all right, title and interest in and to the Information is and at all times shall remain the exclusive property of the Company.

     (e) The Offeror acknowledges that, other than as contained in this Agreement, none of the Company, its Representatives or any of its or their respective affiliates makes any express or implied representation or warranty as to the accuracy or completeness of the Information.

     (f) If the Offeror or anyone to whom the Offeror transmits the Information pursuant to this Agreement becomes legally compelled to disclose any of the Information, the Offeror shall provide the Company with prompt notice so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If such protective order or other remedy is not obtained or the Company waives compliance with the provisions of this Agreement, the Offeror shall furnish only that portion of the Information which it is advised, by written opinion of counsel addressed to the Offeror and to the Company, is legally required and shall exercise commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Information.

     (g) Without the prior written consent of the Company, until the earlier of the acquisition by the Offeror of 100% of the SV Shares pursuant to the transactions contemplated by this Agreement and December 31, 2000, neither the Offeror nor any of its affiliates shall, directly or indirectly, solicit for employment any person who is then employed or who, within the 90 day period prior to the date of such solicitation, was employed (either as an employee or a consultant) by the Company or any of its subsidiaries.

     (h) The Offeror acknowledges that disclosure of any Information may cause significant damage and harm to the Company, its affiliates, subsidiaries and shareholders and that remedies at law may be inadequate to protect against breach of this Agreement, and the Offeror hereby in advance agrees to the granting of injunctive relief in favour of the Company without proof of actual damages, in addition to any other remedy the Company may be entitled to.

     (i)  The provisions of sections  10(b) to and including 10(i) and this section 9 shall survive for a period of two years after the termination of this Agreement.

     (j) Each of the Offeror and the Company shall deliver, at the closing of the transactions contemplated hereby, such customary certificates, resolutions and other closing documents as may be required by the other parties hereto, acting reasonably.

11. STANDSTILL. Until the earlier of (i) the acquisition by the Offeror of 100% of the SV Shares pursuant to the transactions contemplated by this Agreement, and (ii) the date which is the second anniversary of the day on which this Agreement is terminated, the Offeror agrees that it will not, otherwise than pursuant to this Agreement, the Offer and the transactions contemplated hereby and thereby (including, for greater certainty, those contemplated by the Option Agreement) or with the prior written approval of the Company (which approval may be given on such terms as the Company may determine):

     (a) in any manner acquire, agree to acquire or make any proposal or offer to acquire, directly or indirectly, any securities or property of the Company;

     (b) propose or offer to enter into, directly or indirectly, any merger or business combination involving the Company or to purchase, directly or indirectly, a material portion of the assets of the Company;

     (c) directly or indirectly, solicit or participate or join with any Person in the solicitation of any proxies to vote, to seek to advise or to influence any Person with respect to the voting of any voting securities of the Company;

     (d) otherwise act alone or in concert with others to seek to control or to influence the management, Board or policies of the Company;

     (e) make any public or private disclosure of any consideration, intention, plan or arrangement inconsistent with any of the foregoing; or

     (f) advise, assist or encourage any of the foregoing or work in concert with others in respect of the foregoing.

For the purpose of this section 11, each reference to the Offeror or the Company shall include its affiliates and its successors.

12.  FEES AND EXPENSES.

     (a) Subject to sections 1 and 15, the parties agree that all out-of-pocket expenses of the parties relating to the Offer and the transactions contemplated hereby, including legal fees, accounting fees, financial advisory fees, regulatory filing fees, all disbursements of advisors and printing and mailing costs, shall be paid by the party incurring such expenses.

     (b) The Offeror and the Company acknowledge and agree that $1.5 million (plus applicable taxes) owing by the Company to Salomon Smith Barney Canada Inc. upon the delivery of its valuation and fairness opinion shall be paid out by the Company on or prior to the Expiry Time.

13. BINDING NATURE. The parties acknowledge that this Agreement represents the binding and legally enforceable obligations of the parties hereto with respect of the matters covered hereby. The parties each agree to proceed in good faith to cause their respective counsel, accountants and personnel to obtain any and all necessary authorizations, regulatory approvals and consents as may be required or desirable to consummate the Offer.

14.  TERMINATION.

     (a) If any condition contained in section 2 is not satisfied at or before the Proposed Offer Date to the satisfaction of the Offeror, then the Offeror may by notice to the Company terminate this Agreement and the obligations of the parties hereunder except as otherwise herein provided.

     (b)  This Agreement may, until the Expiry Time:

          (i) be terminated by the mutual agreement of the Company and the Offeror;

          (ii) be terminated by the Company if the Offeror breaches this Agreement in any material respect;

          (iii) be terminated by the Company, provided that the Company is not then in breach or default in any material respect of any of its obligations hereunder, upon any determination by the Board at the conclusion of the process set out in sections 8 and 9 that an Acquisition Proposal constitutes a Superior Proposal, and further provided the Company has paid the compensation payable to the Offeror under section 15;

          (iv) be terminated by the Offeror if the Company breaches this Agreement in any material respect;

          (v) be terminated by the Offeror if at any time after the date hereof:

               (A) the Board shall have approved or recommended any Superior Proposal, or determined at the conclusion of the process set out in sections 8 and 9 that any Acquisition Proposal is a Superior Proposal, or resolved to take any of the foregoing actions,

               (B) the Board shall have withdrawn or modified in a manner adverse to the Offeror or shall have failed upon request by the Offeror to confirm its approval or recommendation of the Offer (other than as a direct result of and in direct response to a material breach by the Offeror of its obligations hereunder), or resolved to take any of the foregoing actions,

               (C) the Offer has been outstanding for at least 10 days after the Offeror has publicly announced that the conditions set out in sections 3(b) and (c) of Schedule A have been satisfied or waived, and upon the Expiry Time, the minimum share tender condition (as such term is defined in section 3(a) of Schedule A) is not met, or

               (D) an Acquisition Proposal is publicly announced, proposed, offered or made by a third party to the Shareholders and at the Expiry Time such Acquisition Proposal has not expired or been withdrawn and the minimum share tender condition (as defined in section 3(a) of Schedule A) has not been satisfied or waived by the Offeror, subject to the payment by the Company of the compensation payable to the Offeror under section 15.

     (c) If the Offeror has not taken up and paid for the SV Shares deposited under the Offer on or before the date that is the earliest of (i) the date by which the Offeror is required to take up and pay for SV Shares tendered to the Offer pursuant to the provisions of the SECURITIES ACT,(ii) 10 days after the Expiry Time and (iii) the 75{th} day after the date of the Offer if no Acquisition Proposal has been made or publicly announced by a third party prior to such 75{th} day and when the Offer is outstanding, then this Agreement shall automatically terminate, provided that the Company and the Offeror may mutually agree to extend the date for termination of the Agreement.

     (d) If this Agreement is terminated in accordance with the foregoing provisions of this section 14, no party shall have any further liability to perform its obligations hereunder except as otherwise expressly contemplated hereby, and provided that, subject to section 15, neither the termination of this Agreement nor anything contained in this section 14(d) shall relieve any party from any liability for any breach by it of this Agreement, including from any inaccuracy in its representations and warranties and any non-performance by it of its covenants made herein.

15.  OFFEROR'S COMPENSATION.

     (a)  If the Agreement is terminated pursuant  to  section  14(b)(iii), section 14(b)(v)(A) or section 14(b)(v)(B), provided the Offeror is not in material breach of its obligations to make the Offer in accordance with this Agreement, then the Company shall pay to the Offeror an amount equal to the Cash Compensation Amount in immediately available funds to an account designated by the Offeror. Such cash payment shall be paid, in case of termination by the Company, prior to any such termination and in case of termination by the Offeror, forthwith following any such termination.

     (b) If the Agreement is terminated pursuant to section 14(b)(v)(D), provided the Offeror is not in material breach of its obligations to make the Offer in accordance with this Agreement, then the Company shall pay forthwith to the Offeror an amount equal to the Cash Compensation Amount in immediately available funds to an account designated by the Offeror.

     (c) If the Agreement is terminated pursuant to section 14(b)(v)(C), provided the Offeror is not in material breach of its obligations to make the Offer in accordance with this Agreement, then the Company shall pay to the Offeror the amount of the aggregate out-of-pocket costs and expenses of the Offeror and its affiliates in connection with the transactions contemplated by this Agreement to a maximum of $2,085,190, in immediately available funds to an account designated by the Offeror. Such payment shall be due on the first Business Day following the receipt by the Company of documentation satisfactory to it, acting reasonably, substantiating the incurrence of such costs and expenses.

     (d) For greater certainty, the parties hereto agree that the compensation to be received pursuant to section 15(a) or 15(b) is the sole remedy of the party receiving such payment provided that nothing shall preclude a party from seeking injunctive relief to restrain any breach or threatened breach of the covenants or agreements set forth in this Agreement (including pursuant to section 10) or otherwise to obtain specific performance of any of such act, covenants or agreements, without the necessity of posting bond or security in connection therewith.

16.  NOTICE AND CURE PROVISIONS.

     (a) The Offeror and the Company shall give prompt notice to the other, after obtaining knowledge of the occurrence, or failure to occur, at any time until the Expiry Time, of any event or state of facts which occurrence or failure would, or would be likely to:

          (i) cause any of the representations or warranties of the other contained herein to be untrue or inaccurate in any material respect on the date made; or

          (ii) result in the failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by the other hereunder prior to the Expiry Time which is susceptible to being cured.

     (b) Neither the Offeror nor the Company may elect not to complete the transactions contemplated hereby pursuant to the conditions contained herein including in section 3(e) of Schedule A, or exercise any termination right arising therefrom, unless forthwith and in any event prior to the Expiry Time, the Offeror or the Company has, as the case may be, delivered a written notice to the other specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which the Offeror or the Company is, as the case may be, asserting as the basis for the non-fulfillment of the applicable condition precedent or the exercise of the termination right, as the case may be. If any such notice is delivered, provided that the Offeror or the Company is, as the case may be, proceeding diligently to cure such matter, if such matter is susceptible to being cured, the other may not terminate this Agreement until the earlier of the Expiry Time and the expiration of a period of 10 days from such notice.

17. PUBLICATION/DISCLOSURE. Except as may otherwise be required by law or by regulatory authorities or stock exchanges having discretion over such matters, each party hereto agrees that it will not publish, file with any securities commission or other regulatory authority, or otherwise make public or make any public disclosure with respect to this Agreement or the negotiations related to this Agreement, in each case without the prior approval of the other party not to be unreasonably withheld. If any party deems that it is required by law or such regulatory authority to make any public announcement or release concerning this Agreement, such party agrees to provide a written copy thereof to the other party in advance of any such announcement or release and to reasonably consider any suggested modifications, which will be provided by the other party in a timely manner. The parties acknowledge that the terms of this Agreement will be summarized in the Bid Circular and in the Directors' Circular.

18.  INSURANCE, INDEMNITY AND RELEASE.

     (a) In the event the condition set out in section 3(a) of Schedule A is satisfied or waived and the Offeror acquires SV Shares pursuant to the transactions contemplated by this Agreement, there shall be maintained in effect, for not less than six years from the Expiry Time, coverage equivalent to that in effect under the current policies of the directors' and officers' liability insurance maintained by the Company which is no less advantageous and with no gaps or lapses in coverages with respect to matters occurring prior to the Expiry Time, provided that in no event shall the Offeror be obliged to pay premiums in respect of such coverage which are in excess of 200% of the premiums paid by the Company as of the date of the Agreement.

     (b) In the event that the condition set out in section 3(a) of Schedule A is satisfied or waived and the Offeror acquires SV Shares pursuant to the transactions contemplated by this Agreement, the Offeror shall, and shall cause the Company (or its successor) to, indemnify the directors and officers of the Company and its subsidiaries to the fullest extent to which the Offeror and the Company are permitted to indemnify such directors and officers under their respective charter, by-law, applicable law and contracts of indemnity. The Offeror agrees that all rights to indemnification or exculpation now existing in favour of the directors or officers of the Company or any subsidiary as provided in its articles of incorporation or by-laws or indemnification agreements in effect on the date hereof, copies of which have been provided to the Offeror, shall survive this Agreement and shall continue in full force and effect for a period of not less than six years from the Expiry Time and the Offeror hereby assumes, effective upon consummation of the transactions contemplated by this Agreement, all such liability with respect to any matters arising prior to the Expiry Time.

     (c) In the event that the condition set out in section 3(a) of Schedule A is satisfied or waived and the Offeror acquires SV Shares pursuant to the transactions contemplated by this Agreement, the Offeror shall, and shall cause the Company (or its successor) to, on the one hand, and the directors of the Company on the date of this Agreement shall, on the other hand, remise, release and forever discharge each other and, in the case of the Offeror and the Company, its present and former directors, officers, agents, servants and employees (the "Releasees", which term includes their respective successors, assigns, heirs, executors, estate trustees, personal representatives and administrators) of and from all actions, causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, claims and demands whatsoever, known or unknown, suspected or unsuspected (collectively, the "claims") which the respective individual or entity ever had, now has or may hereafter have against the Releasees, or any of them, for or by reason of, or in any way arising out of any cause, matter or thing other than any claim for unlawful conduct or fraud and the obligations set out in section 18(a) and section 18(b) of this Agreement.

19. NOTICES. Any notice required or permitted to be given hereunder shall be written, and shall be either (i) personally delivered, (ii) sent by a reputable common carrier guaranteeing next business day delivery, or (iii) sent by facsimile, to the respective addresses of the parties set forth below, or to such other place as any party hereto may by notice given as provided herein designate for receipt of notices hereunder. Any such notice shall be deemed given and effective upon receipt or refusal of receipt thereof by the primary party to whom it is to be sent.

          If to the Company:

               Consoltex Group Inc.
               8555 route Transcanadienne
               Saint-Laurent, Quebec
               Canada
               H4S 1Z6

               Attention: Richard H. Willett
               Facsimile: (514) 335-7020

          With a copy to:

               Osler, Hoskin & Harcourt
               280 Park Avenue
               30W
               New York, NY 10017

               Attention: John W. Stevens
               Facsimile: (212) 867-5802

          and to:

               Goodman Phillips & Vineberg
               1501 McGill College Ave.
               26{th} Floor
               Montreal, Quebec
               H3A 3N9

               Attention: Sidney Horn
               Facsimile: 9514) 841-6499

          and to:

               Clairvest Group Inc.
               22 St. Clair Avenue East
               Suite 1700
               Toronto, Ontario
               M4T 2S3

               Attention: Heather Crawford
               Facsimile: (416) 925-5753

          If to the Offeror:

               AIP/CGI Acquisition Corp.
               One Maritime Plaza, Suite 2525
               San Francisco, CA  94111

               Attention: Kim Marvin, Managing Director
               Facsimile: (415) 788-5302

          With a copy to:

               Kirkland & Ellis
               655 15{th} Street NW
               Washington, DC  20005

               Attention: Jack Feder
               Facsimile: (202) 879-5200

20. NOTIFICATION OF CERTAIN MATTERS. Each of the Company and the Offeror agrees to give prompt notice to the other of, and to use its reasonable best efforts to prevent or promptly remedy, (a) the occurrence or failure to occur, or the impending or threatened occurrence of failure to occur, of any event which would be likely to cause any of its representations or warranties in this Agreement to be untrue or inaccurate at any time from the date hereof to the date of termination of this Agreement and (b) any failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this section 20 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

21. NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations, warranties and agreements contained in this Agreement shall terminate on the Expiry Time or upon the termination of this Agreement pursuant to section 14, as the case may be, except that the agreements set forth in section 4 (further action, reasonable best efforts) and section 17 shall survive the Expiry Time indefinitely and those set forth in section 10, section 11, section 12, section 15, section 17, section 18 and section 24 shall survive termination indefinitely (in accordance with the terms of such provisions).

22. KNOWLEDGE. In this Agreement, references to "to the knowledge of" means the actual knowledge of any of the Executive Officers of the Company or the Offeror, as the case may be, after reasonable inquiry, and such Executive Officers shall make such inquiry as is reasonable in the circumstances.

23. PRINCIPLES OF INTERPRETATION. The division of this Agreement into sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to a "section" or "Schedule" followed by a number and/or a letter refer to the specified section or Schedule of this Agreement. The terms "this
Agreement", "hereof", "herein" and "hereunder" and similar expressions refer to this Agreement (including the Schedules hereto) and not to any particular section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto. Unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders. In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

24. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada
applicable  therein.   The parties hereto irrevocably submit  to  the
non-exclusive jurisdiction of the courts of the Province of Ontario in respect of the interpretation and enforcement of this Agreement.

25. COUNTERPARTS. This Agreement may be executed by facsimile signature, or otherwise, in two or more counterparts, all of which taken together will constitute one binding agreement.

26. ENTIRE AGREEMENT. This Agreement constitutes and comprises the entire agreement and understanding between the Company and the Offeror with regard to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

27. BENEFICIARIES. Except as expressly provided herein, no third party shall be entitled to enforce any provision hereof, and no third party is intended to benefit from this Agreement.

28. AUTHORSHIP. The parties hereto agree that the terms and language of this Agreement and all agreements contemplated hereby were the results of negotiations between the parties and, as a result, there shall be no presumption that any ambiguity in this Agreement shall be resolved against either party.

29. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

30. ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise, except that the Offeror may assign all or any of its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of the Offeror, PROVIDED that no such assignment shall relieve the Offeror of its obligations hereunder if such assignee does not perform such obligations.

31. AMENDMENT; WAIVER. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each of the parties hereto. Any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

If the foregoing accurately expresses the Company's understanding and agreement with respect to the matters described herein, please execute this letter below and return it to us.

                              AIP/CGI NB ACQUISITION CORP.


                              By:  _________________________________
                                  Name:
                                  Title:


Accepted and Agreed as of September                , 1999.

CONSOLTEX GROUP INC.

By:  _________________________________

     Name:
     Title:

                                SCHEDULE A

                            TERMS OF THE OFFER

1. GENERAL TERMS. The Offer shall be made to purchase all of the SV Shares by way of a take-over bid circular prepared in compliance with the Securities Act and other applicable provincial securities laws and, if necessary, in accordance with the applicable laws of the United States. The Offer shall be made on the terms set forth in the Offer Agreement including this Schedule and upon such other terms and conditions as are required by law. Take-up and payment pursuant to the Offer shall occur simultaneously.

The Offeror shall have the right to vary the terms of the Offer to effect one or more of the following:

     (a)  increase the consideration offered for the SV Shares;

     (b) subject to the following two paragraphs, extend the period during which SV Shares may be deposited to the Offer;

     (c) waive any condition of the Offer or reduce the minimum deposit condition contained in paragraph 3(a) hereof; and

     (d)  comply with applicable securities laws.

Except as described in the following paragraph, the Offeror shall no later than 75 calendar days from the date of the Offer either:

     (a)  withdraw the Offer and return all SV Shares deposited thereunder;
          or

     (b) waive any conditions that have not been satisfied, if any, and take up and pay for all SV Shares deposited under the Offer.

The Offer may be extended by the Offeror beyond the date which is 75 calendar days from the date the Offer (the "75{th} Day"), from time-to-time, in the event that the Offeror first takes up and pays for all deposited SV Shares. If there has been an Acquisition Proposal made or publicly announced by a third party on or before the 75{th} Day and the conditions of the Offer have not been satisfied or waived at the then current expiry date of the Offer , the Offeror may extend the Offer (without having to first take up and pay for all deposited SV Shares), from time to time, beyond the 75{th} Day until the earlier of: (i) the date on which all conditions under the Offer have been satisfied or waived or (ii) a date which is not later than 10 days after such Acquisition Proposal has expired or been withdrawn.

1. PRICE OF THE OFFER. The Offeror shall offer to pay, for each whole Share validly deposited under the Offer and not withdrawn, $5.60 in cash.

2. CONDITIONS OF THE OFFER. The Offer shall not be subject to any conditions other than the following:

     (a) there shall have been validly deposited and not withdrawn under the Offer as at the expiry time of the Offer such number of SV Shares (calculated on a fully diluted basis) which represents not less than 90% of the SV Shares outstanding (on a fully diluted basis) as at the expiry time of the Offer other than SV Shares held on the date of the Offer by or on behalf of the Offeror, its affiliates and associates (the "minimum share tender condition");

     (b) all government or regulatory consents or approvals (including in Canada, the United States or elsewhere) which the Offeror, in its sole judgment, views as being necessary to enable the Offeror to acquire the Company shall have been received by the Offeror on terms and conditions satisfactory to the Offeror including the expiration or early termination of any applicable waiting periods under the INVESTMENT CANADA ACT (Canada) and the HSR Act;

     (c) the Offeror shall have obtained such orders or exemptive relief from the appropriate governmental or regulatory authorities in each applicable jurisdiction as are necessary in connection with completing the Offer and the transactions contemplated thereby;

     (d) there shall not exist any prohibition at law against the Offeror making the Offer or taking up and paying for SV Shares deposited under the Offer, or completing any subsequent compulsory acquisition or going private transaction;

     (e) as of the date of this Agreement, each of the representations and warranties of the Company set forth in this Agreement which are qualified by materiality shall be true and correct in all respects, each of the other representations and warranties of the Company set forth in the Offer Agreement shall be true and correct in all material respects, and, with respect to breaches of representation or warranty resulting from events occurring between the date of this Agreement and the Expiry Time, such breach(es) shall not, either individually or in the aggregate, have a Material Adverse Effect, and the Company shall have performed in all material respects any covenant or complied in all material respects with any agreement to be performed by it under this Agreement;

     (f) the Offeror shall have determined in its sole judgment that (i) no act, action suit or proceeding shall have been threatened or taken before or by any domestic or foreign court or tribunal or governmental agency or other regulatory authority or administrative agency or commission, or by any Governmental Entity or private Person in Canada or elsewhere, whether or not having the force of law, and (ii) no law, regulation, policy, directive or order, whether or not having the force of law, shall have been proposed, enacted, promulgated or applied, in the case of either (i) or (ii):

          (A) to cease trade, enjoin, prohibit or impose material limitations or conditions on the purchase by or the sale to the Offeror of the SV Shares, the right of the Offeror to own SV Shares or exercise full rights of ownership of the SV Shares or the right of the Offeror to complete a compulsory acquisition transaction;

          (B)  which,  if   the  Offer  were  consummated,  could,  in  the
               Offeror's sole judgment, be reasonably expected to have a Material Adverse Effect;

     (g) there shall not have occurred any actual or threatened change (including any announcement, governmental or regulatory initiative, condition, event or development involving a change or a prospective change) that the Offeror determines, based upon written advice from its tax advisors, a copy of which has been delivered to the Company, could reasonably be expected to materially increase the effective tax cost to the Offeror of acquiring, holding or disposing of the SV Shares or making distributions or interest payments from the Company and its subsidiaries;

     (h) there shall not exist or have occurred (or, if there does exist or shall have previously occurred, there shall not have been disclosed or the Offeror shall not otherwise discover, if not previously disclosed to the Offeror in writing prior to the commencement of the Offer), any condition, event, development or change (or any condition, event or development involving a prospective change) in the business, operations, assets, capitalization, condition (financial or otherwise), results of operations, cash flows, prospects, properties, licenses, permits, rights, privileges or liabilities, whether contractual or otherwise, of or relating to the Company or any of its
          subsidiaries  which,  in  the  Offeror's   sole  judgment,  could
          reasonably be expected to be adverse and significant to a purchaser of SV Shares;

     (i) the Offeror shall not have become aware of any untrue statement of material fact, or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made and at the date it was made (after giving effect to all subsequent filings in relation to all matters covered in earlier filings) in any document filed by or on behalf of the Company with any securities commission or similar securities regulatory authority in any of the provinces of Canada of in the United States, including without limitation any annual information form, financial statement, material change report or management proxy circular or in any document so filed or released by the Company to the public;

     (j) there shall not have occurred, developed or come into effect any occurrence of national or international consequence, or any law, regulation, action, government regulation, inquiry or other occurrences of any nature whatsoever, which seriously adversely affects, or may seriously adversely affect, the financial markets in Canada or the United States, generally which could reasonably be expected to prevent or materially impair the ability of the Company to refinance the indebtedness outstanding under the Credit Facilities and Senior Notes upon maturity on commercially reasonable terms;

     (k) the Offeror shall not have the right under this Agreement, the Loan Purchase Agreement, the Stockholders Agreements or the Lock-Up Agreement to terminate any such agreement; and

     (l) the Company shall have amended the Credit Facilities to extend the term of the Tranche B term loan facility and the revolving credit facility to October 31, 2000, and otherwise the Credit Facilities shall be on substantially the terms and conditions set out in the term sheet dated September 9, 1999 executed by the Company and Bank of America, N.A. and National Bank of Canada, a copy of which has been presented to the Offeror.

The foregoing conditions are for the exclusive benefit of the Offeror and may be asserted by the Offeror regardless of the circumstances (including any action or inaction by the Offeror) giving rise to such assertion or may be waived by the Offeror in whole or in part at any time and from time to time, in its sole discretion and shall be exclusive of any other right which the Offeror may have under the Offer. The failure by the Offeror at any time to exercise or assert any of the foregoing rights shall not be deemed to constitute a waiver of any such right, the wavier of any such right with respect to particular facts or other circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an on-going right which may be asserted at any time and from time to time by the Offeror. Any determination by the Offeror concerning the foregoing conditions shall be final and binding upon all parties.

                                SCHEDULE B

                                DEFINITIONS

"Acquisition Proposal" means (i) any sale of material assets of the Company or any of its Material Subsidiaries, other than sales of inventory or accounts receivable or sales in the ordinary course, or any lease, long-term supply agreement or any other agreement having the same economic effect as such a sale, (ii) any amalgamation, merger,consolidation,
take-over   bid, reorganization, dissolution, recapitalization, business combination or similar transaction involving the Company or any of the SV Shares or the MV Shares (or rights to acquire such shares), or (iii) a sale or transfer, directly or indirectly, of any of the SV Shares or the MV Shares held by CGI or LGBV other than as provided for or permitted by the Lock-Up Agreement and the Shareholders Agreement;

"APPROPRIATE REGULATORY APPROVALS" means those sanctions, rulings, consents, orders, exemptions, permits and other approvals (including the lapse, without objection, of a prescribed time under a statute or regulation that states that a transaction may be implemented if a prescribed time lapses following the giving of notice without an objection being made) of any Governmental Entity, regulatory agency or self-regulatory organisation, as set out on Schedule "C" hereto;

"BUSINESS DAY" means any day on which commercial banks are open for business in New York, New York and Toronto, Ontario other than a Saturday, a Sunday or a day observed as a holiday in Toronto, Ontario under the laws of the Province of Ontario or the federal laws of Canada applicable therein or in New York, New York under the laws of the State of New York or the federal laws of the United States of America applicable therein;

"CASH COMPENSATION AMOUNT" means $4,170,381;

"CBCA" means the CANADA BUSINESS CORPORATIONS ACT (Canada) as now in effect and as it may be amended from time to time prior to the Expiry Time;

"COMPANY BALANCE SHEET" has the meaning ascribed thereto in section 5(i);

"COMPANY  BALANCE SHEET DATE" has the meaning ascribed thereto  in  section
5(h);

"COMPANY DISCLOSURE LETTER" means that certain letter dated the date hereof and delivered by Company to the Offeror;

"COMPANY DOCUMENTS" has the meaning ascribed thereto in section 5(f);

"COMPANY FINANCIAL  STATEMENTS" has the meaning ascribed thereto in section
5(g);

"COMPANY OPTIONS" means the outstanding stock options providing for the issuance of 1,207,666 SV Shares upon the exercise thereof as set forth in the Company Disclosure Letter, disclosing the names of the holders, the number of SV Shares underlying each such option and the exercise price thereof;

"COMPANY PROPERTY" has the meaning ascribed thereto in section 5(p);

"CONTRACT" means any pending and/or executory contract, agreement, arrangement or understanding to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective assets is bound or affected;

"CREDIT FACILITIES" means the credit facilities under the credit agreement dated March 19, 1996 among, INTER ALIA, the Company, National Bank of Canada and NationsBank, National Association;

"EMPLOYEE" has the meaning ascribed thereto in section 5(t);

"EMPLOYEE PLANS" has the meaning ascribed thereto in section 5(u);

"ENVIRONMENTAL LAWS" means all applicable Laws, including applicable common laws, relating to the protection of the environment and employee and public health and safety, including any such environmental laws relating to a discharge, spill, emission or other release, whether actual or potential, of any contaminant (as defined in the ENVIRONMENTAL PROTECTION ACT (Ontario)) and any other applicable legislation, regulation, guideline, policy or by-law as well as any order, directive or decision rendered by any Governmental Entity;

"EXECUTIVE OFFICERS" in the case of the Company means the individuals named for such purpose in the Company Disclosure Letter and in the case of the Offeror means Kim Marvin, Theodore Rogers and Kenneth Diekroeger;

"EXPIRY TIME" has the meaning ascribed thereto in section 1;

"GOVERNMENTAL ENTITY" means any (a) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, whether domestic or foreign, (b) any subdivision, agent, commission, board, or authority of any of the foregoing, or (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

"HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (United States);

"INFORMATION" means all information furnished under section 10(a) by the Company relating to the business, assets, corporate structure, financial position and operations of the Company, including, without limitation, all documentation, business plans, Intellectual Property, studies, records, knowledge, systems, ideas, know-how, source codes, object codes, manuals and other tangible or intangible information relating to the Company's business, products or services together with all financial information, plans, corporate records, product information, analyses, compilations, forecasts, studies or other documents prepared by the Company or its Representatives which contain or otherwise reflect such information. The term "Information" shall not include such portions of the Information which: (i) are or become generally available to the public other than as a result of a disclosure by the Offeror, one of its affiliates or their Representatives; or (ii) are received from an independent third party who had obtained such information lawfully and was under no obligation of secrecy or confidentiality; (iii) were independently developed by the Offeror or on the Offeror's behalf, or (iv) the Offeror shows was lawfully in the possession of the Offeror or one of its affiliates before the Offeror received such information from the Company;

"INTELLECTUAL   PROPERTY"   means  industrial  and  intellectual   property
including:

     (i) all registered or unregistered trade-marks, trade names, business names, domain names, brand names, brands, designs, logos, identifying indicia and service marks, including any goodwill attached thereto and all registrations and applications relating thereto;

     (ii) all inventions, patents, patent rights, patent applications (including all reissues, divisions, continuations, continuations-in-part  and  extensions  of  any patent or patent
          applications), industrial   designs  and  applications   for
          registration   of  industrial designs;

     (iii) all copyrights, registrations and applications for registration of copyrights and works of authorship including all computer programs (including source codes), databases and related works; and

     (iv) all processes, data, trade secrets, designs, know-how, product information, manuals, technology, research and development reports, technical information, technical assistance, design specifications and similar materials recording or evidencing expertise or proprietary information;

"LAWS" means all statutes, regulations, statutory rules, principles of law, orders, published policies and guidelines, and terms and conditions of any grant of approval, permission, authority or licence of any court, Governmental Entity, statutory body (including The Toronto Stock Exchange or the Montreal Exchange) or self-regulatory authority, and the term "applicable" with respect to such Laws and in the context that refers to one or more Persons, means that such Laws apply to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Person having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities;

"LGBV" means Les Gantiers Holding B.V., a corporation incorporated under the laws of the Netherlands;

"LEASED REAL PROPERTY" means all land, building, fixtures or other real property in which the Company or any of its subsidiaries holds a leasehold or subleasehold estate, or is granted a licence, concession or other right of use or occupancy.

"LEASEHOLD IMPROVEMENTS" means all buildings, fixtures and other improvements located on each Leased Real Property which are owned by the Company or any of its subsidiaries, regardless of whether such buildings, fixtures or improvements are subject to reversion to the landlord or other third party upon the expiration or termination of the Lease for such Leased Real Property.

"LEASES" means all leases, subleases, licences, concessions and other agreements (written or oral), together with all amendments, extensions, renewals guaranties and other agreements with respect thereto, for any Leased Real Property.

"MATERIAL ADVERSE EFFECT" means any effect that is, or would reasonably be expected to be, material and adverse to the business, assets, liabilities, financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole, or to the value of the SV Shares to the Offeror, other than any effect resulting from (i) general economic, financial or market conditions; (ii) conditions or circumstances generally affecting the industries in which the Company and its subsidiaries operate; or (iii) any event or item identified in the Company Disclosure Letter as having a Material Adverse Effect;

"MATERIAL CONTRACT" means any Contract:

     (i) for the purchase and sale of goods or services for an aggregate cumulative purchase price in excess of $2,500,000; or

     (ii) for the purpose of analyzing, developing, purchasing or providing
          goods  or  services  or  for  any  business  arrangement,   asset
          acquisition or potential investment in excess of $2,500,000;

     (iii) for the purchase or sale of real property or any Lease of real property; or

     (iv) which is a collective bargaining agreement;

"MATERIAL SUBSIDIARY" means each of the subsidiaries identified in the Company Disclosure Letter as a material subsidiary;

"OSC" means the Ontario Securities Commission;

"OWNED REAL PROPERTY" means all land, together with all buildings, fixtures and other improvements located thereon, including, without limitation, all electrical, mechanical, plumbing and other building systems (fire protection, security and surveillance systems, telecommunications, computer, wiring and cable installations, irrigation and other water distribution systems), easements and other rights and interest appurtenant thereto, owned by the Company or any of its subsidiaries;

"PERSON" includes any individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

"REPRESENTATIVES" means all employees, directors, officers, agents, lawyers, accountants and financial advisers of a party including, but not limited to, Salomon Smith Barney Canada Inc. and CGI, in the case of the Company, and BT Alex Brown, Bank of America and Donaldson, Lufkin & Jenrette, in the case of Offeror;

"SECURITIES ACT" means the SECURITIES ACT (Ontario) as now in effect and as it may be amended from time to time prior to the Expiry Time;

"SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge or other security interest, other than (i) mechanics', materialmen's and similar liens, (ii) liens for Taxes not yet due and payable, (iii) money purchase liens and liens securing rental payments under capital lease arrangements, and (iv) other liens arising out of the ordinary course of business and not incurred in connection with the borrowing of money;

"SENIOR NOTES" means the notes governed by the indenture dated as of September 30, 1993 among, INTER ALIA, the Company and First Trust National Association;

"SHAREHOLDERS" means the holders of the SV Shares;

"SUBSIDIARY"  has  the  meaning  ascribed  thereto  in  the  SECURITIES ACT
(Ontario);

"SUPERIOR PROPOSAL" has the meaning ascribed thereto in section 7(a);

"TAX" and "TAXES" means, with respect to any entity, (i) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all capital taxes, gross receipts taxes, environmental taxes, sales taxes, use taxes, ad valorem taxes, value added taxes, transfer taxes, franchise taxes, licence taxes, withholding taxes, payroll taxes, employment taxes, Canada or Qu<e'>bec Pension Plan premiums, excise, severance, social security premiums, workers' compensation premiums, unemployment insurance or compensation premiums, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services tax, customs duties or other taxes, fees, imports, assessments or charges of any kind whatsoever, together with any interest and any penalties or additional amounts imposed by any taxing authority (domestic or foreign) on such entity, and any interest, penalties, additional taxes and additions to tax imposed with respect to the foregoing, and (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of being a "transferee" (within the meaning of section 6901 of the United States Internal Revenue Code or any other applicable Laws) of another entity or a member of an affiliated or combined group;

"TAX RETURNS" means all returns, declarations, reports, information returns and statements required to be filed with any Governmental Entity relating to Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax;

"YEAR 2000 ERROR" shall have the meaning ascribed thereto in section 5(e).



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                                SCHEDULE C

                     APPROPRIATE REGULATORY APPROVALS

(i)  Approval under the Investment Canada Act (Canada)



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                                SCHEDULE D
              FORM OF SPECIAL HOLDCO SHARE PURCHASE AGREEMENT